Exhibit 99.1

November 23, 2009

Board of Directors
Net Talk.com, Inc.
1100 NW 163rd Drive, Suite 3
N. Miami Beach, Florida  33169

To Whom It May Concern:


I am tendering my resignation as director of Net Talk.com, Inc. (the "Company") effective immediately.


Regards,


------------------------
Richard Diamond